SETTLEMENT AND OPTION AGREEMENT


                      Agreement made as of this 14th day of September, 1996, by and between RICHARD K. LAIRD, having an address of 1831 Celeste Drive, Wall, New Jersey 07719 (hereinafter referred to as "Laird"), and LOGIMETRICS, INC., a corporation organized and existing under the laws of the State of Delaware, having an address of 121-03 Dupont Street, Plainview, New York 11803 (hereinafter referred to as "LogiMetrics").

                                 W I T N E S S E T H:

                      WHEREAS, Laird and LogiMetrics  entered into that  certain
     Employment  Agreement,   effective  as  of   March  7,  1996   ("Employment
     Agreement"); and

                      WHEREAS,  pursuant   to  the   terms  of  the   Employment
     Agreement,  Laird received a one-time  signing bonus of $200,000 ("Bonus");
     and

                      WHEREAS, pursuant to the terms of the Employment Agreement, Laird received stock options to purchase 1,000,000 shares of Common Stock of LogiMetrics in accordance with the vesting schedule set forth in the Employment Agreement; and

                      WHEREAS, at or about the commencement of Laird's employment with LogiMetrics, Laird purchased one unit for the sum of $50,000 consisting of one share of $50,000 stated value 12% Cumulative Convertible Redeemable Preferred Stock of LogiMetrics (the "Preferred Stock") accompanied by one (1) seven year Series D warrant (the "Warrant") to purchase 94,340 shares of Common Stock of LogiMetrics at a price of $0.01 per share, which Preferred Stock and Warrant and other rights and benefits deriving therefrom shall be referred to collectively herein as the "Unit"; and

                      WHEREAS, on May 30, 1996, Laird terminated his employment relationship with LogiMetrics, claiming "Good Reason" as that term is defined in the Employment Agreement, resigning as Chairman, President, Chief Executive Officer and Director of LogiMetrics; and

                      WHEREAS, LogiMetrics is neither admitting nor conceding that Laird's termination of employment was either in accordance with the terms of the Employment Agreement or was for "Good Reason" as that term is defined in the Employment Agreement; and

                      WHEREAS, the parties are desirous of settling any claims or disputes that may arise out of Laird's relationship with LogiMetrics or the termination thereof, consistent with the terms and the conditions of this Agreement;

                      NOW, THEREFORE, in  consideration of  the mutual  promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
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                      1.       SIGNING BONUS - Laird shall retain the Bonus.

                      2.       UNIT OWNERSHIP - Laird shall retain the Unit.

                      3.       STOCK OPTION GRANTS

                               (a)  NUMBER OF SHARES - Of the stock options  for
     the purchase of 1,000,000 shares of Common Stock of LogiMetrics granted to Laird pursuant to Article 7(d) of the Employment Agreement, Laird shall retain the right to exercise stock options to purchase 125,000 shares, which vested immediately upon the effective date of the Employment Agreement ("Original Options"). In addition, LogiMetrics hereby grants Laird stock options ("Additional Options") to purchase an additional 100,000 shares of Common Stock of LogiMetrics, which shall vest immediately. The Original Options and the Additional Options for the purchase of a total of 225,000 shares of Common Stock in LogiMetrics (hereinafter collectively referred to as "Options") shall be exercisable by Laird or his personal representative at Forty Cents ($0.40) per share in accordance with the terms hereof. All other stock options referred to in the Employment Agreement are hereby canceled.

                               (b) DURATION  OF STOCK OPTIONS -  The Options for
     the purchase of 225,000 shares of Common Stock of LogiMetrics referred to in subparagraph (a) must be exercised by Laird or his personal representative on or before 5 P.M. New York City time on the third anniversary date of the execution of this Agreement by the last of the parties hereto (the "Effective Date").

                               (c)  PAYMENT  OF  EXERCISE  PRICE  OF  OPTIONS  -
     Payments for the exercise of any of the Options must be:

                                       (i) In cash;

                                       (ii)  By  certified,  bank  or  cashier's
     check;

                                       (iii)  By  surrender of  other  shares of
     Common Stock of LogiMetrics which have a fair market value (which shall be determined by the weighted average closing sales price on the principal exchange or system on which the shares of Common Stock are then listed or quoted for the last three (3) consecutive days the stock was traded preceding the exercise date) on the date of surrender equal to the exercise prices of the shares as to which the Option is being exercised; or

                                   (iv) By conversion of Options into shares  by
     surrender of Options representing a specified number of shares whereupon Laird shall be entitled to receive the number of shares ("Y") equal to the quotient obtained by dividing ((A-B)(X)) by A, where:




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                                       A = the  fair market value as  defined in
     paragraph (iii) above of one share of Common Stock on the date of conversion;

                                       B  = the  exercise price,  as adjusted to
     the date of exercise in accordance with the terms hereof, of one share of Common Stock under Option; and

                                       X = the number of shares  of Common Stock
     issuable upon exercise of the Option represented by the option for a specific number of shares of Common Stock being surrendered as if exercised for cash (if the above calculation results in a negative number, then no shares shall be issued or issuable upon conversion of this Option).

                      (d) PARTIAL EXERCISE OF OPTIONS PERMITTED - The Options granted to Laird hereunder may be exercised in whole or in part at any time and from time to time until the third anniversary of the Effective Date. Each partial exercise of the Option shall be for not less that One Thousand (1,000) shares or the remaining number of shares subject to the Option if less, and shall be for whole shares only.

                      (e) HOW  OPTIONS  MAY  BE  EXERCISED  -    The  option  is
     exercisable  by  a   written  notice  signed  by  Laird  and  delivered  to
     LogiMetrics at 121-03 DuPont Street, Plainview, New York 11803, attention of the Office of the President, signifying Laird's election to exercise the Option. The notice must state the number of shares of Common Stock as to which the Option is being exercised, must contain a statement by Laird (in a form acceptable to LogiMetrics) that such shares are being acquired by Laird for investment and not with a present view to their distribution or resale and must be accompanied by payment as provided in subparagraph
     (c) hereof. If a notice of the exercise of the Option is given by a person or persons other than Laird, LogiMetrics may require as a condition to the exercise of the Option, the submission to LogiMetrics of appropriate proof of the right of such person or persons to exercise the Option. Certificates for shares of Common Stock so purchased will be issued as soon as practicable. LogiMetrics, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules of any stock exchange or quotation system on which LogiMetrics Common Stock may then be listed or authorized for inclusion and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said Exchange. Until the issuance of the certificate for such shares, neither Laird nor such other person as may be entitled to exercise this Option shall have the rights of a stockholder with respect to the shares subject to the Options.

                      (f) NON-TRANSFERABILITY OF OPTIONS - The Options shall not be transferable except by Will or the laws of descent or distribution and may be exercised during Laird's lifetime only by Laird.


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                      (g) ADJUSTMENTS  UPON CHANGE  IN CAPITALIZATION  - In  the
     event that the number  of issued and outstanding shares of Common  Stock is
     hereafter  increased  without  receipt  of   consideration  by  LogiMetrics
     (provided,  however,  that  conversion of  any  convertible  securities  of
     LogiMetrics  shall  not   be  deemed  to  have  been  "without  receipt  of
     consideration") decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made by LogiMetrics in the number and kind of shares as to which any unexercised Options are then exercisable. Any such adjustments shall be made without change in the aggregate purchase price applicable to the unexercised Options but with a corresponding adjustment in the price for each share or other unit of any
     security covered  by the  Options.   In making any  adjustment pursuant  to
     this subparagraph (g), any fractional shares shall be disregarded.

                      (h) REGISTRATION OF OFFER AND SALE OF SHARES - In the event that any of LogiMetrics shares of stock or other equity shall be registered with the Securities and Exchange Commission under either the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, or any other similar legislation, LogiMetrics will use its best efforts to register the shares of stock of LogiMetrics issued to or to be issued to Laird pursuant to the Options at no cost to Laird; provided, however, that Laird shall pay all commissions or similar expenses attributable to the sale of his shares of Common Stock. In the event that Laird elects to retain the services of any professional to review any registration by LogiMetrics, he shall do so at his own cost and expense.

                      4. COOPERATION - The parties further agree that in the event that either party is contacted by any regulatory body, federal, state or local governing body or administrative agency in connection with any inquiry or investigation arising from Laird's employment with LogiMetrics or the termination of said employment or the circumstances existing at the time thereof, each party hereby agrees to notify the other of said contact, inquiry or investigation, and further agrees to cooperate with each other to the extent permitted by law.

                      5.       SECRECY  OBLIGATION -  Without the  express prior
     written consent of LogiMetrics, Laird shall not disclose or use at any time any secret or confidential, information, knowledge or data of LogiMetrics. LogiMetrics and Laird acknowledge that Laird has or will upon the execution of this Agreement return all notes, memoranda, notebooks, drawing or other documents, compiled by or delivered to Laird concerning any product, apparatus or process manufactured, used or developed or investigated by LogiMetrics during the period of Laird's employment with LogiMetrics and which contains any secret or confidential information. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Laird's use of information (including, but not limited to ideas, concepts, know-how, techniques and methodologies): (a) previously known to him; (b) independently developed by him; (c) acquired by him from

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







     a third party which is not to Laird's knowledge under an obligation to LogiMetrics not to disclose such information; or (d) which is or becomes publicly available through no breach of Laird of this Agreement.

                      6. NON-DEFAMATION - For a period of three (3) years from the date hereof, the parties shall observe the following obligations:
     Laird shall not intentionally or knowingly defame LogiMetrics, its officers, directors, employees, agents, or representatives nor shall LogiMetrics, its officers, directors, employees, agents or representative intentionally or knowingly defame Laird.

                      7. (a) RELEASE BY LAIRD - Laird hereby, for himself and for his personal representatives, agents, heirs and assigns forever and unconditionally remises, releases and discharges LogiMetrics, its affiliates and their respective past, present and future officers, partners, directors, agents, employees, managers, and their respective successors, assigns, heirs and representatives (hereinafter collectively referred to in this paragraph 7(a) as "Releasees") of and from any and all obligations, liabilities, claims, actions, causes of action, proceedings, covenants, contracts, controversies, agreements, promises, grievances and demands of whatever nature, in law or in equity, which he, his personal representatives, agents, heirs or assigns had, now have or may ever have against any of the Releasees, whether accrued, absolute, contingent, unliquidated or otherwise and whether, known or unknown, matured or not matured on the date hereof, and which have or may have arisen out of any transaction or state of facts existing prior to the date hereof, including but not limited to claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Equal Pay Act, Fair Labor Standards Act, all applicable state and local labor and employment laws, including but not limited to the New York Human Rights Law, the New Jersey Law Against Discrimination, breach of contract, wrongful discharge, defamation or intentional infliction of emotional distress. Laird, on his own behalf and on behalf of his personal representatives, agents, heirs and assigns, further agrees not to institute any action, claim or complaint of whatsoever kind or nature in any federal, state or local court or other governmental agency or administrative tribunal relating to any claim which has been released hereby. This release is for any relief no matter how called, including but not limited to compensatory damages, punitive damages, pain and suffering or attorneys' fees. Nothing contained in this paragraph shall release or affect any rights of Laird pursuant to or under the terms of this Agreement.

                               (b)  INDIVIDUAL RELEASES -   Without limiting the
     generality of paragraph 7(a) hereof, Laird shall execute and deliver to LogiMetrics releases in the form attached hereto as Exhibit A for delivery by LogiMetrics to the following individuals and as of the Effective Date of this Agreement: Jerome Deutsch, Murray H. Feigenbaum, Steven D. Feigenbaum, Mark Fisher, Alfred Mendelsohn, Norman M. Phipps, Henry N. Schneider, Lawrence I. Schneider and Cerberus Partners, L.P.


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                      8.       (a)   RELEASE BY  LOGIMETRICS -   LogiMetrics, on
     its own behalf and on behalf of its affiliates, and their past, present and future officers, partners, directors, agents, employees, managers and
     their respective  successors, assigns, heirs  and representatives   hereby,
     forever and  unconditionally remises,  releases and  discharges Laird,  his
     personal   representatives,   agents,   heirs   and  assigns   (hereinafter
     collectively referred to in this paragraph 8(a) as "Releasees"), of and from any and all obligations, liabilities, claims, actions, causes of
     action,  proceedings,  covenants,  contracts,  controversies,   agreements,
     promises, grievances and demands of whatever nature, in law or in equity, which LogiMetrics, its affiliates, and their past, present and future officers, partners, directors, agents, employees, managers and their respective successors, assigns, heirs and representatives had, now has or may ever have against any of the Releasees, whether accrued, absolute, contingent, unliquidated or otherwise and whether, known or unknown, matured or not matured on the date hereof, and which have or may have arisen out of any transaction or state of facts existing prior to the date hereof, including but not limited to claims of breach of contract, defamation, or intentional infliction of emotional distress. LogiMetrics, on its own behalf and on behalf of its affiliates, and their past, present and future officers, partners, directors, agents, employees, managers and their respective successors, assigns, heirs and representatives further agrees not to institute any action, claim or complaint of whatsoever kind or nature in any federal, state or local court or other governmental agency or administrative tribunal relating to any claim which has been
     released hereby.   This release  is for any  relief, no matter how  called,
     including  but not limited to  compensatory damages, punitive damages, pain
     and suffering  or attorneys'  fees.   Nothing contained  in this  paragraph
     shall release or affect any rights of LogiMetrics pursuant to or under the terms of this Agreement.

                               (b)     INDIVIDUAL  RELEASES -   Without limiting
     the generality of paragraph 8(a) hereof, LogiMetrics shall cause the following to execute and deliver to Laird, and LogiMetrics shall deliver to Laird releases in the form attached hereto as Exhibit B dated as of the Effective Date of this Agreement from the following: Jerome Deutsch, Murray H. Feigenbaum, Steven D. Feigenbaum, Mark Fisher, Alfred Mendelsohn, Norman M. Phipps, Henry N. Schneider, Lawrence I. Schneider and Cerberus Partners, L.P.

                      9. INDEMNIFICATION - The Indemnity Agreement, dated as of March 7, 1996 by and between LogiMetrics and Laird shall continue in full force and effect in accordance with the terms of such Indemnity Agreement as though fully set forth in this Agreement.

                      10. ENTIRE AGREEMENT - This Agreement contains the entire understanding between the parties and supersedes any prior understanding or agreement between them, including but not limited to the Employment Agreement. There are no representations, agreements, arrangements, understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement other than those which


                                        - 6 -
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     are expressed herein either  directly or indirectly  or by reference.   Any
     amendments to this Agreement must be in writing, signed by the parties.

                      11.      NOTICES -  Whenever under the provisions  of this
     Agreement, notice is to be given, it shall be in writing and shall be served personally or mailed, postage prepaid, by registered or certified mail, return receipt requested or sent by Federal Express or by similar overnight delivery service and addressed to the parties at their addresses set forth herein, or to such other address as any party shall hereafter designate by notice to the other. Notices to Laird shall be sent to 1831 Celeste Drive, Wall, New Jersey 07719. Copies of any notices sent to Laird shall also be sent to his counsel, Ronald P. Mealey, Esq., 1360 Hamburg Turnpike, 8 Breckenridge, Wayne, New Jersey 07470-4060. Copies of any notices sent to LogiMetrics shall be sent to LogiMetrics, Attention:
     Norman Phipps, 121-03 Dupont Street, Plainview, New York 11803. Copies of any notices sent to LogiMetrics shall also be sent to its counsel, Paul M. Colwell, Esq., Wolff & Samson, 5 Becker Farm Road, Roseland, New Jersey 07068. Each such notice so mailed shall be deemed to have been given seven (7) days after the date of mailing and if sent by overnight delivery service on the next business day. Any notice given hereunder shall state in reasonable detail the factual basis underlying such notice.

                      12.      GOVERNING LAW AND ARBITRATION

                               (a)     This Agreement shall be  governed by  the
     laws of the State of New Jersey, without regard to the conflicts of law principles thereof. The parties agree that service of process may be effected by certified or registered mail, return receipt requested, or by regular mail if certified or regular mail is refused.

                               (b)     ARBITRATION    -    All    disputes    or
     controversies or claims arising out of or relating to this Agreement, including, but not limited to, a breach thereof or a refusal to perform the whole or part of this Agreement shall be submitted to arbitration pursuant to the Revised Statues of New Jersey, Section 2A:24-1, et seq. and in accordance with the following terms and conditions.

                                       (i)    Any arbitration  proceedings shall
     be conducted in Newark, New Jersey before three (3) arbitrators selected by Laird and LogiMetrics pursuant to the Rules of Arbitration of the American Arbitration Association;

                                       (ii)   If either party elects  to proceed
     to arbitration hereunder, that party shall first have filed a demand for expedited arbitration, to be conducted within thirty (30) days of the filing and shall have served a written notice on the other party hereto by certified mail, demanding such arbitration and specifying the facts and circumstances which are the basis for its action, including the names of witnesses and copies of any documents to be relied upon;

                                       (iii)   The  expense of  the  arbitration
     proceeding shall be shared equally by the parties and each party shall bear its own legal expenses and those of the witnesses to the hearing; provided, however, that if Laird prevails on the merits of such arbitration, LogiMetrics shall reimburse Laird for Laird's arbitration expenses in connection with such arbitration proceedings, including reasonable attorneys' fees.

                                       (iv)  At the request of  either party all
     arbitration proceedings shall be recorded by a certified court reporter and each party shall have the right in any such arbitration proceedings to full discovery and subpoena witnesses in accordance with the discovery rules and procedures of the Courts of the State of New Jersey, including the discovery rules and procedures of the United States District Court for the District of New Jersey and each party hereto and the arbitrators shall have the right to avail themselves of the benefits and shall observe the obligations under such rules and procedures under the supervision of the arbitrators or a majority of them and in accordance with the time frames and constraints set forth by the arbitrators or a majority of them conducting the arbitration;

                                       (v)   The arbitrators' decision shall  be
     issued within ten (10) days of the close of the hearing, shall be in writing and shall contain findings of fact, conclusions of law and the reasons for the arbitration decision and shall be signed by all arbitrators or the majority decision shall be signed by a majority of the arbitrators and the minority decision shall be signed by the dissenting arbitrator;

                                       (vi)   Judgment upon  any award  rendered
     may be entered in any court having appropriate jurisdiction and the parties hereto expressly consent to having all such judicial proceedings occur in the Superior Court of the State of New Jersey, Essex County; and

                                       (vii)     Such  arbitration   proceedings
     shall be subject to appeal to the Courts of the State of New Jersey, including initially the Superior Court of the State of New Jersey in Essex County and either party to the arbitration shall be entitled to appeal on the basis of errors of law or findings of fact that are not supported by the evidence and such other grounds as may be appropriate for the appeal of the arbitration decision, including failure to follow the procedures set forth in this paragraph.

                      13. BINDING EFFECT/VALIDITY - This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If any provision of this Agreement, or the application of such provision shall be held to be invalid, the remainder of this Agreement shall not be affected thereby.

                      14. FURTHER DOCUMENTS AND ACTIONS - The parties hereto agree to execute such documents, if any, and take such action, if any as may be required to carry out the intent of this Agreement.



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                      15.      REPRESENTATIONS  AND   PARTIES  -   The   parties
     acknowledge that each has been represented by counsel of its own choosing with regard to this Agreement and the subject matter hereof.

                      16. COUNTERPARTS - This Agreement may be executed in several counterparts, each of which shall constitute the agreement among the parties as if all signatures were appended to the original instrument. The parties acknowledge that there is no need for all to execute the same copy of this Agreement.

                      17. WAIVERS - The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                      18. HEADINGS AND SYNTAX - The headings set forth in this Agreement are for convenience and reference only and are not intended to modify, limit, describe or affect in any way the content, scope or intent of this Agreement. All references made and pronouns used shall be construed in the singular or the plural and in such gender as the sense and circumstances require.

                      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement.


     LOGIMETRICS, INC.


     By: /s/ Norman M. Phipps
         --------------------------
         NORMAN M. PHIPPS
         Acting President


     /s/ Richard K. Laird
     ----------------------------
     RICHARD K. LAIRD














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